PROPERTY MANAGEMENT AND LEASING AGREEMENT

         THIS PROPERTY MANAGEMENT AND LEASING AGREEMENT ("Agreement") dated _______, 2000, is between ______________ ("Owner"), whose principal offices are located ____________________________________________________________, and
RECKSON MANAGEMENT GROUP, INC., a New York corporation ("Manager"), whose principal office is located at 225 Broadhollow Road, Melville, New York 11747.

                                   RECITALS

         A. On the date hereof, RT Tri-State LLC (the "LLC") owns all right, title and interest in Owner, the owner of the ground lessee's interest in the building commonly known as _______________________________________ (the
"Property").

         B. Pursuant to the Operating Agreement of the LLC (the "Operating Agreement"), one hundred percent (100%) of the beneficial membership interests of the LLC are held by Reckson Tri-State Member LLC, a Delaware limited liability company, whose address is 225 Broadhollow Road, Melville, New York 11747, together with its permitted successors and assigns under the Operating Agreement, "Reckson" and TIAA Tri-State LLC, a Delaware limited liability company, whose principal office is located at 730 Third Avenue, New York, New York 10017, together with its permitted successors and assigns under the Operating Agreement, "TIAA LLC". Reckson and TIAA LLC shall hereinafter be collectively referred to as the "Members".

         C. Owner desires to retain Manager as exclusive manager and leasing agent for the Property, and Manager desires to serve as exclusive manager and leasing agent for the Property, all upon the terms and conditions set forth below.

         D. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Operating Agreement.

         NOW THEREFORE, in consideration of the promises, covenants and conditions contained in this Agreement, Owner and Manager, intending to be legally bound, agree as follows:

                                  AGREEMENT

         I. Appointment. Owner hereby appoints Manager, and Manager hereby accepts appointment, on the terms and conditions hereinafter set forth, as sole and exclusive leasing and management agent for the Property. Manager shall manage the Property in accordance with the Operating Standard and the Business Plan. "Operating Standard" shall mean the management of the Property in an efficient, prudent and economic manner, consistent with (A) its existing character, condition and level of operation and maintenance (subject to reasonable wear and tear) as a first-class suburban office building, (B) the manner in which Manager historically has conducted and, as of the date hereof, conducts the management of the Property and (C) then current prudent business and management practices applicable to the operation and maintenance of first-class suburban office buildings in the suburban marketplace in the state in which the Property is located of similar size, character and location. Both Manager and Owner agree to use all commercially reasonable efforts subject to the Business Plan to maintain the Operating Standard with respect to the Property.

         II. Term. The term of this Agreement shall commence on the date hereof and terminate upon the first to occur of the events specified in
Section VIII.

         III. Services To Be Performed By Manager. Manager shall provide the following services for Owner, all of which shall be performed in a manner consistent with the Operating Standard and the Business Plan, subject to the specific provisions of this Agreement, including the limitations with respect to expenditures of funds (as set forth in Section III(B)(ii)) and the availability of funds.

              (A) Collecting Rents and Enforcing Obligations. Manager shall make diligent efforts to collect all rents and other sums due from (i) tenants of the Property; (ii) users of any garage or other parking space in or on the Property; (iii) concessionaires in connection with their authorized operation of facilities on or in the Property, and (iv) all others from whom rents or other sums are due to Owner with respect to the Property in the ordinary course of business. Owner authorizes Manager to request, demand, collect, receive and give receipt for all such rents and other charges in the name of and on behalf of Owner. All funds collected by Manager shall be deposited promptly into the Bank Account. Manager shall bill tenants of the Property on a monthly basis. Furthermore, subject to Owner's prior written consent and provided the same is consistent with the Operating Standard, the Manager shall, in Owner's name and at Owner's expense, (a) give notices to terminate leases at the Property by reason of the default of the tenants thereunder; (b) institute and prosecute legal actions relating to such leases; (c) evict tenants and recover possession of the portions of the Property occupied by such tenants; (d) sue for and recover rents and other sums due Owner and (e) settle, compromise and release such actions or suits or reinstate such tenancies. Manager is hereby authorized on behalf of Owner to retain approved counsel, collection agents and other such professionals to assist Manager in connection with the foregoing obligations. Notwithstanding the foregoing, Manager shall not enter into any Lease or any modification, amendment, shortening of the term, surrender or termination of any Lease, it being understood that all of the foregoing may be executed only by Owner.

              (B)  Paying Expenses.

                   (i) Power to Disburse. Owner shall be responsible for providing funds for the Bank Account or causing funds to be so provided to meet on a timely basis the cash requirements of Manager for the proper operation of the Property pursuant to this Agreement. Manager shall be a signatory on the Bank Account and as such shall have the power, and is hereby authorized and directed, to disburse or cause to be disbursed from the Bank Account any amounts either payable to third parties or to Manager in accordance with this Agreement.

                 (ii) Limitation on Disbursements. Manager shall not disburse any sum in connection with the operation, maintenance or repair of the Property, whether such expenditures are operating or capital expenditures, except (a) as permitted under the Business Plan; (b) if such cost is incurred in connection with a Necessary Expense; (c) expenditures in connection with providing additional services to tenants for which Owner or Manager is entitled to be reimbursed by such tenant or (d) with the prior written consent or approval of Owner.

                (iii) No Obligation to Advance. Manager shall not be required to make any advance to or for the account of Owner, or to pay any amount, except out of funds held by Manager in the Bank Account for the account of Owner or provided by Owner as aforesaid; nor shall Manager be required to incur any obligation to third parties unless Owner shall furnish Manager with necessary funds for the discharge thereof. Subject to the provisions of paragraph (ii) above, if the Bank Account has insufficient funds to permit Manager's proper and timely performance of its obligations under this Agreement, Manager shall notify Owner of the same at least fifteen (15) Business Days (or seven (7) Business Days if required for payment of Necessary Expenses), but not more than forty five (45) days, prior to the need for such funds and, on or before such date, Owner shall deposit such amount in the Bank Account to enable Manager to pay expenses in accordance with this Agreement.

                (iv) Remainder Remitted to Owner. After paying the expenses of the Property as set forth herein and maintaining a sufficient reserve as determined by Manager, but at no time less than $10,000.00 ("Property Level Reserves"), for the timely payment of future expenses, taking into account anticipated revenues and expenses, Manager shall remit to Owner the remainder of the rents and other sums collected hereunder from time to time as directed by Owner, but in no event later than the 24th day of each month for the preceding month.

                (v) Excluded Expenses. Except as specifically provided below, any payments to be made by Manager shall be made by Manager on behalf of Owner out of the Bank Account or as may otherwise be provided by Owner. Manager shall not be reimbursed under this Agreement for the following expenses:

                      (a) cost of salary, wages, commissions or other remuneration, and related benefits for any officer, director, partner, principal or executive of Manager, except that Manager shall be reimbursed for the salary and other benefits of the employees of Manager, including, but not limited to, any building manager ("Building Manager") (but excluding any employee above the level of Building Manager) employed to supervise the employees at the Property in accordance with Section III(H), which sums shall be an operating expense of the Property but allocated to the extent that such Building Manager or other employee devotes his or her time to management, maintenance and operation of any properties other than the Property;

                      (b) the cost of Manager's own office equipment, stationary, postage, telephone, and all other administrative expenses not properly chargeable to the Property and general overhead of Manager; and

                      (c) general accounting and reporting services as such services are performed by Manager required to fulfill Manager's accounting and reporting obligations under this Agreement, including, but not limited to, cost of electronic data processing equipment or cost of data processing provided by third party data processing companies.

              (C) Property Management/Leasing Office. If Owner does not currently maintain a property management/leasing office in the Property, Owner may make available up to 1,000 square feet of space in the Property for a property management/leasing office, which office the Building Manager (or other appropriate employee of Manager) shall use solely to perform the duties set forth in this Agreement. Owner may determine the size and location of such office and Manager shall not pay any rent or other charges by reason of such office. The cost of remodeling the space, and the cost (or rental) of furniture, furnishings, fixtures and equipment, including but not limited to, personal computers, to be placed in such office, shall be paid for by Owner as an operating expense of the Property in accordance with the Business Plan and shall at all times be, and remain, the property of the Owner. Notwithstanding the foregoing, Manager may continue to use any portion of the Property which is presently used for the operation of the Property and which is depicted on Exhibit A annexed hereto, for such purpose.

              (D) Preparing the Business Plan.

                  (i) On or before October 15, or at least 75 days before the beginning of each new Fiscal Year (hereinafter defined), Manager shall prepare and submit to Owner for its approval a proposed pro-forma business plan in preliminary draft form (the "Proposed Plan") for the promotion, operation, and maintenance of the Property in accordance with the Operating Standard taking into consideration then current market conditions (each a "Business Plan"). Each Business Plan shall consist of an operating budget (the "Operating Budget"), a capital improvements budget (the "Capital Budget" and together with the Operating Budget, the "Budgets"), and the leasing guidelines (the "Leasing Guidelines"). Each Operating Budget shall show, on a month-by-month basis, in reasonable detail, each line item of anticipated income and expense including, without limitation, amounts required to establish, maintain and/or increase Cash Reserves. Each Capital Budget shall show, in reasonable detail, anticipated expenditures and cost of completion for Capital Improvements with respect to each Property or portion thereof (exclusive of CM Fees or construction oversight fees payable to RCG under Sections III(E)(ii)(a) or
(b)). The Leasing Guidelines for the Property shall specify net average effective rent over the term of the Lease, on a space-by-space basis, taking into account Base Rent, the term of the Lease, leasing commissions (including overrides to Manager), tenant improvements, free rent and any other tenant concessions. Owner may give comments or seek revisions to the Proposed Plan, but its failure to do so shall not prejudice its right to do so with respect to the Revised Plan (as hereinafter defined). Manager shall submit to Owner, within 15 days after the delivery to Owner of the Proposed Plan, but no later than November 1, the Proposed Plan in definitive form (the "Revised Plan"). Within 15 days from delivery of the Revised Plan, but no later than November 15, Owner shall submit to Manager any comments or proposed revisions to the Revised Plan. Manager shall submit to Owner, within 15 days thereafter, but no later than December 1, the final Business Plan incorporating Owner's comments and revisions (the "Final Plan"). Owner shall approve or disapprove the Final Plan, within 15 days after receipt thereof, but no later than December 15, which as so approved shall constitute the "Business Plan". Owner acknowledges and agrees that the Business Plan is only an estimate and not a guaranty by Manager and there may be substantial variations between the estimates set forth in the Business Plan and the actual results. The parties acknowledge and agree that the Business Plan for the current Fiscal Year is annexed hereto as Exhibit B and that such Exhibit will serve as the form of the Business Plan for all subsequent Fiscal Years during the term of this Agreement.

                  (ii) During any Fiscal Year when Owner has failed to approve any portion of the Business Plan for any Property prior to the commencement of the Fiscal Year to which such Business Plan relates, the Property shall be operated during such Fiscal Year (A) in accordance with such portions of such Business Plan as to which agreement has been reached, (B) at rates or levels of expenditures as are actually charged or incurred with respect to Necessary Expenses and (C) with respect to those portions of such Business Plan which are discretionary and as to which agreement has not been reached at rates or levels of expenditures in the approved Business Plan for the preceding Fiscal Year, (x) increased by the CPI Increase (computed for this purpose from the January 1st of the last Fiscal Year for which a Business Plan was approved to December 31st of the Fiscal Year immediately preceding the Fiscal Year to which the Business Plan in dispute relates) and (y) increased or decreased to reflect increases or decreases in the percentage of the Property occupied by tenants since the last Fiscal Year for which a Business Plan was approved (but only to the extent the Owner reasonably determines that such increases or decreases are reasonably related to the level of the Property's occupancy). Unless Manager is otherwise notified by Owner, the fiscal year of the Property (the "Fiscal Year") shall be from the first (1st) day of January of each year, to and including the last day of December of such year except that the current Fiscal Year shall be from the date hereof through December 31, 2000. The Fiscal Year may not be changed without the express prior written approval of Owner. Manager shall be entitled to pay all LLC Charges as and when due to the extent such LLC Charges are either consistent with the Business Plan, are Necessary Expenses or if inconsistent with the applicable Business Plan, do not exceed the budgeted line item cost in the Operating Budget and Capital Budget by more than 10% or increase the Budgets by more than 7% (exclusive of increases attributable to temporary timing differences arising in the ordinary course of business), provided that Manager will act prudently and in the best economic interest of Owner in incurring Necessary Expenses. Owner and Manager shall review the Business Plan on a quarterly basis and, in connection therewith, Manager shall prepare and submit for Owner's review any proposed modifications to the Business Plan. Following any modification approved by Owner, the "Business Plan" shall be the original Business Plan as so modified.

                  (iii) Monthly and Quarterly Reports. During the term of this Agreement, Manager shall render to Owner a monthly (and year to date) written report (the "Monthly Report"), containing the information and in the form set forth on Exhibit C for the immediately preceding calendar month. During the term of this Agreement, Manager shall render to Owner a written quarterly report (the "Quarterly Report") containing the information and in the form set forth on Exhibit D for the immediately preceding quarter. Manager shall prepare all financial statements that are a part of the Monthly and Quarterly Reports on an accrual basis in accordance with GAAP. Owner, at its election, may inspect Manager's books and records with respect to the Property and Owner and may review and make copies of invoices, bills or other supporting data in connection with a Monthly or Quarterly Report. Manager shall provide itemization of and supporting data for any sums retained by or claimed to be due to Manager as a Management Fee (hereinafter defined), Leasing Commission (hereinafter defined), or otherwise.

              (E)  Making Contracts for the Property.

                  (i) Manager, as agent for Owner, shall enter into contracts (payable at Owner's sole cost and expense) or otherwise arrange for fuel, oil, vermin extermination, janitorial service, trash removal, snow removal and other necessary services (each, a "Contract") as shall be consistent with the Operating Standard and the Business Plan. Unless otherwise approved in writing by Owner, all contracts shall be terminable by Manager or Owner upon thirty
(30) days notice. Manager shall also be authorized on behalf of Owner to place orders in Manager's or Owner's name for such equipment, tools, appliances, materials and supplies ("Personal Property") as are necessary to maintain the Property in a matter consistent with the Operating Standard and the Business Plan. Owner hereby acknowledges and agrees that the Contracts executed prior to the date hereof and set forth on Exhibit E annexed hereto (the "Existing Contracts") are hereby approved in all respects.

                  (ii) (a) Subject to the provisions of paragraph (b) below, so long as Reckson Construction Group, Inc. (or any successor or affiliate thereof) ("RCG") remains an affiliate of Manager, Owner hereby authorizes Manager to utilize RCG to provide construction management services ("CM Services") for tenant improvements and capital improvement projects at the Property (each particular tenant improvement or capital improvement project, a "Construction Project" and the CM Services for a Construction Project a "CM Service"). Subject to Owner's prior approval, RCG shall be reimbursed by Owner for all costs actually paid to third parties by RCG in connection with the Construction Project at the Property. If RCG shall perform the CM Services (and another Qualified Bidder was not engaged to perform such CM Services pursuant to clause (b) below), RCG shall receive a fee for the CM Services in an amount equal to six percent (6%) (the "CM Fee") of all costs, except for the cost of the CM Fee or other amounts in the nature of a fee paid to RCG, actually paid to third parties under each contract for a particular tenant improvement or capital improvement (the "Total Project Cost"). CM Services do not include and no CM Fee shall be paid to RCG for a Construction Project for which Manager determines no contract was required or which costs less than $10,000.00.

                       (b) If a particular Construction Project (other than a Construction Project which is necessary (and so limited in scope) to remediate an emergency condition (an "Emergency Project")) is not specified in the then approved Business Plan or if TIAA LLC has not otherwise received written notice of a Construction Project, Manager shall give written notice to Owner and TIAA LLC at least sixty (60) days prior to the commencement of such Construction Project or such shorter notice as may be practicable under the circumstances. Notwithstanding the provisions of (a) above, TIAA LLC may, on behalf of Owner, by notice given to Manager at least thirty (30) days prior to the commencement of a particular Construction Project (or if TIAA LLC was given less than 60 days' notice, then within 15 days after such notice was given), elect not to permit RCG to perform CM Services for that particular Construction Project; provided, however, TIAA LLC may not make such election with respect to an Emergency Project. In the event Owner does not approve RCG's performance of CM Services for the Construction Project pursuant to the foregoing sentence, Owner shall retain a general contractor to perform such Construction Project by (x) bidding out the Construction Project to at least three (3) (or, if RCG is not one of the bidders, to less than three (3) if Manager does not deem three (3) to be practicable) general contractors who are reputable and have reasonable financial strength, and such bidders may include RCG (each a "Qualified Bidder") and (y) awarding such Construction Project to RCG or to another Qualified Bidder as Owner, may determine in its sole and absolute discretion, provided however, that the bid shall not be awarded to RCG without the prior consent of TIAA LLC (the "Successful Contractor"). Manager shall retain RCG to oversee the Successful Contractor's Construction Project, for which RCG shall be paid a construction oversight fee equal to 2% of all costs (except for the cost of paying such construction oversight fees or other amounts in the nature of a fee paid to RCG) actually paid for the Construction Project.

                      (c) So long as RCG remains an affiliate of Manager, Owner hereby authorizes Manager to utilize RCG to provide architectural and engineering services ("A&E Services") to the Property (each, an "A&E Project") provided such A&E Services are (1) of satisfactory quality, (2) provided at no higher than the then current market rates and (3) in accordance with the applicable Business Plan to the extent the A&E Services are scheduled to commence on or after the beginning of the 2001 Fiscal Year. Subject to Owner's approval, RCG shall be reimbursed by Owner for all costs actually paid to third parties by RCG in connection with an A&E Project. Notwithstanding the foregoing, if the A&E Service to be provided by RCG with respect to a particular A&E Project is estimated to exceed $50,000.00, which amount shall be adjusted annually by the CPI Fraction, then Owner shall (x) bid out such A&E Project to at least three (3) (or, if RCG is not one of the bidders, to less than three (3) bidders if Manager does not deem three (3) to be practicable) qualified third parties who are reputable and have reasonable financial strength and such bidders may include RCG (each a "Qualified A&E Bidder") and (y) award such A&E Project to RCG or another Qualified A&E Bidder as Owner may determine in its sole and absolute discretion, provided however, that the bid shall not be awarded to RCG without the prior consent of TIAA
LLC.

                      (d) Manager will deliver to Owner copies of any bids which Owner is required to provide to TIAA LLC under Section 8.07 of the Operating Agreement.

              (F) Maintaining the Property. Manager shall maintain the grounds, buildings and other improvements of the Property in a manner consistent with the Operating Standard, subject to limitations set forth in
Section III(B) and the Business Plan.

              (G) Maintaining Insurance. (i) Manager shall place any and all insurance coverage contemplated in this Section III(G) with such companies, in such amounts, and with such beneficial interest appearing therein as shall be acceptable to Owner, in its sole discretion, and such insurance coverage shall otherwise be in conformity with the requirements of law or any contractual obligation of Owner with respect thereto. Any changes in such coverage shall require the approval of TIAA LLC, which approval shall not be unreasonably withheld. In any event, all such policies shall, at a minimum, name Owner as beneficiary and each shall provide that the policy shall not be canceled or amended unless thirty (30) days' prior written notice of such cancellation or amendment is given to Owner. Manager and its Affiliates (as defined in the Operating Agreement) maintain insurance coverage as set forth on Exhibit F for all of the Properties and the other properties owned or managed by Manager and its Affiliates.

                  (ii) Owner hereby authorizes Manager to maintain, at Owner's expense, subject to the Business Plan, throughout the term of this Agreement, comprehensive general liability insurance policy in such amounts and with such insurance carriers as Owner from time to time shall determine, insuring Owner and naming Manager as an additional insured. Manager shall pay the premiums and other charges with respect thereto on Owner's behalf out of the Bank Account as operating expenses of the Property. Manager, on its own behalf and at its own expense, shall also maintain, and provide to Owner evidence of maintaining, comprehensive general liability insurance in an amount not less than Two Million Dollars ($2,000,000.00) naming Owner, TIAA LLC and the LLC as additional insureds.

                  (iii) Owner shall maintain, or shall authorize Manager to maintain, at Owner's expense, such fire, extended coverage and other insurance on the Property in such amounts and with such insurance carriers as Owner shall from time to time determine. All insurance carriers covering the Property shall waive any right of subrogation against Manager for negligence in the performance of its services, under this Agreement with respect to any fire, extended coverage or other like insurance claim paid to Owner regarding the Property.

                  (iv) Manager shall, at Owner's expense, cause to be placed and kept in force all workers' compensation insurance, insurance against theft by Manager's employees. To the extent such insurance is required in the conduct of Manager's business or to cover Manager's employees, such insurance shall be at Manager's expense, otherwise it shall be an expense of the Property. Manager understands and agrees that the insurance coverage required herein by this Agreement shall not limit the extent of Manager's responsibilities and liabilities otherwise imposed by this Agreement or by any Federal, State or local law.

                  (v) Manager shall require all contractors performing work at the Property to maintain workers compensation and general liability insurance coverage with such companies, in such amounts, and with such beneficial interest appearing therein as shall be acceptable to Owner, in its sole discretion.

                  (vi) Manager shall notify Owner, in writing, of any material fire or any other material damage to the Property promptly following such casualty. Subject to Owner's consent, except in the case of an emergency, in the event of any personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to the Property, Manager shall take such actions as is prudent and consistent with the Operating Standard, subject to the limitations set forth in Section III(B). Manager shall not settle any claims against insurance carriers for damages to the Property or personal injury without the prior written consent of Owner in each instance.

              (H) Employing Personnel. Manager shall interview, investigate, hire, pay, supervise, discipline and discharge the personnel necessary to be employed in or on the Property in order to manage, maintain and operate the Property in accordance with the Operating Standard and the Business Plan. Manager shall comply with all applicable laws with respect to the employment of such personnel, including without limitation laws regarding employment and withholding taxes, workers compensation insurance, employee benefits and employment discrimination. Owner or TIAA on Owner's behalf may direct Manager to remove any employee of Manager from any assignment at the Property; provided, however, that if TIAA LLC so directs Manager and the direction is not for good cause, TIAA LLC shall indemnify and hold Manager and Owner harmless from any loss, cost or expense (including reasonable attorneys fees) arising therefrom. Manager shall not discriminate against any employee or applicant for employment because of race, color, religion, national origin, ancestry, physical handicap, age or sex; and all employment advertising shall indicate that Manager is an "Equal Opportunity Employer." Such personnel shall in every instance be employees of Manager and not of Owner.

              (I) Employing Counsel and Other Professionals. Manager may, on Owner's behalf and at Owner's expense, employ approved counsel and other professionals in connection with negotiating, amending and renewing leases consistent with the Operating Standard and the Business Plan and as otherwise may be required to perform Manager's obligations under this Agreement.

              (J) Miscellaneous.(i)Records. Manager shall maintain full and complete records, books, and accounts (including equipment guarantees, warranties and construction plans) relating to the Property in a manner consistent with the Operating Standard. Owner and TIAA LLC shall have the right (at their sole expense) to inspect and audit such records and statements required by this Agreement at reasonable hours during the term of this Agreement and for a period of one (1) year after the effective termination date of this Agreement, and at any time to take possession of copies of all bank statements, check registers, canceled checks and invoices, bills and supporting data related to the Property.

                  (ii) Tenant Complaints. Consistent with the Operating Standard, Manager shall maintain businesslike relations with tenants and shall maintain and, if requested, provide to Owner in a timely manner, records setting forth tenants' service requests and complaints received and Manager's action taken to resolve the same.

                  (iii) Inspections. As part of a continuing program to secure full performance by tenants of all maintenance and other obligations for which they are responsible, Manager shall make regular inspections of the Property, including all rentable and common areas, and, in addition, shall make such other inspections as may be consistent with the Operating Standard.

                  (iv) Personnel Returns Required by Law. Manager shall prepare, execute and file punctually when due (after giving effect to permitted extensions) all forms, tax returns and other reports required by law relating to the employment of personnel. Manager shall promptly and timely pay all taxes and other payments required in connection therewith.

                  (v) Compliance with Legal Requirements; Contracts. Subject to the limitations set forth in Section III(B) of this Agreement and to the extent the same is materially consistent with the Operating Standard, Manager shall take such necessary action to comply with any and all governmental constitutions, statutes, regulations, codes, orders or other requirements affecting the Property from time to time in effect or enacted by any federal, state, county, municipal or other authority having jurisdiction thereover, and to comply with all requirements or orders of the Board of Fire Underwriters or other similar bodies and with all contracts and other agreements affecting the Property (collectively and individually, the "Legal Requirements"). Manager, however, shall not take any such action so long as Manager (with Owner's consent) or Owner is contesting or either party has affirmed to the other its intention to contest (and promptly institutes proceedings contesting) any such Legal Requirement, except that if failure to comply promptly with any such Legal Requirement would or might expose Manager or Owner to criminal liability, Manager shall cause the same to be complied with, with or without Owner's approval.

             Manager, promptly following receipt of notice of any significant violation of any Legal Requirement, shall give written notice of same to Owner and shall deliver to Owner copies thereof.

              (K) Renting the Property. Manager shall use commercially reasonable efforts consistent with the Operating Standard and the Business Plan (x) to lease vacant space and (y) to keep the Property fully rented to desirable, credit-worthy tenants. In connection with the leasing of the Property, Manager shall perform the following:

                  (i) Enlisting Cooperating Brokers. Manager is hereby authorized on behalf of Owner and at Owner's expense to (x) enter into an exclusive agency agreement pursuant to which a third party broker ("Exclusive Broker") will be retained by Manager on behalf of Owner to act as Owner's representative and exclusive agent to lease all or a portion of the Property (an "Exclusive Agency Agreement") or (y) cooperate with or permit an Exclusive Broker to cooperate with third-party real estate brokers representing tenants ("Co-Brokers") and to pay such Exclusive Broker and Co-Brokers a leasing commission as determined by the then current market rates ("Standard Commission"). The parties acknowledge that current market rates are as set forth on Exhibit G annexed hereto. Manager shall notify Owner in writing giving reasonable detail (and Manager shall give a copy of such notice to TIAA
LLC) of any changes in market rates.

                  (ii) Advertising the Property. Manager shall advertise the Property or portions thereof, prepare and secure advertising signs, publish and distribute brochures, and advertise in periodicals and other forms of advertising in accordance with the Operating Standard and the Business Plan.

                  (iii) Referrals; Negotiating. Owner shall refer to Manager all inquiries for any rental of space or for renewals of leases for space in the Property; and, except as hereinafter set forth, all negotiations connected therewith shall be conducted solely by or under the direction of Manager. Manager shall make such investigation of prospective tenants as shall be consistent with the Operating Standard. Owner hereby acknowledges that Manager manages and acts as leasing agent for, and affiliates of Manager own (directly or indirectly), other properties in the same commercial property market as the Property which may be competitive with the Property and that the continuation of such management, leasing or ownership shall not serve as the basis of any claim against, or result in any liability to, Manager or its affiliates. Notwithstanding the foregoing sentence, Manager shall not unfairly allocate leasing opportunities to other properties owned, managed or leased by Manager or any of its Affiliates (i) which are appropriate for the Property, (ii) if the Property can satisfy all of the prospective tenant's specific leasing requirements and (iii) which (if consummated) would comply with the Business Plan.

        IV. Compensation. The compensation of Manager for the performance of its obligations under this Agreement shall be as follows:

              (A) Management Fee. (i) Subject to clause (ii) below,
Manager shall be compensated for its services under this Agreement in an amount equal to 3% of Gross Collections (hereinafter defined) collected by Manager in the current calendar month as set forth in the Monthly Report (the "Management Fee"). Manager shall include in the Monthly Report the calculation used in determining the Management Fee. The Management Fee for each month shall be accrued as of last day of the current month. Manager is authorized to pay itself the Management Fee at any time subsequent to the date that the Management Fee is accrued and the Monthly Report has been delivered to Owner.

                  (ii) If the Annual Report shall indicate that the Adjusted Net Ordinary Cash Flow from the Properties at the end of any Fiscal Year is less than the anticipated income set forth in the original approved Business Plans for the Properties for such Fiscal Year and to the extent that such shortfall, whether from a decrease in revenue or increase in expenses, is not attributable to changes in market conditions, then the Management Fees for all the Properties shall be reduced on a dollar for dollar basis, to not less than 2% of Gross Collections from all of the Properties. Owner or TIAA LLC, on behalf of Owner, shall notify Manager of the extent to which Owner believes it is entitled to any reduction in the Management Fee pursuant to this clause
(ii). The provisions of this clause (ii) are intended to operate in tandem with (and without duplication of) the corresponding provisions of the other Management Agreements between the other Property Owners and Manager to affect the aggregate Management Fees payable under all such Management Agreements.

                  (iii) Any dispute regarding the Management Fee (including any dispute under clause (ii)) shall be resolved by arbitration in accordance with Article XIX.

              (B) Leasing Commissions. For Manager's services under
Section III(K) of this Agreement, Owner shall pay to Manager a leasing commission ("Leasing Commission") in the following manner:

                  (i) Existing Leases. Manager shall not be entitled to a Leasing Commission by virtue of any leases executed by Owner prior to the date hereof for space in the Property (each, an "Existing Lease"), whether or not the terms of such Existing Lease have commenced or the tenants under such lease have commenced to occupy the space; provided, that, subject to the limitations set forth in subparagraph (v) below, Manager shall receive a Leasing Commission in connection with (a) any renewal of any Existing Lease (whether or not pursuant to an existing option), (b) the expansion of the space presently covered by such Existing Lease (whether or not pursuant to the exercise of any option contained in the Existing Lease) (c) an amendment of an Existing Lease that results in additional income to the Owner or (d) existing Leases set forth on Exhibit H.

                  (ii) Space Occupied by Owner and by Agent. Manager shall not be entitled to a Leasing Commission on account of any space in the Property leased to or occupied by Owner, by Manager, or by any affiliate of Owner or Manager, where such leased or occupied space is used primarily for the management and operation of the Property.

                  (iii) New Leases and Expansions. Manager shall not be entitled to a Leasing Commission on account of any space in the Property leased to a tenant by an Exclusive Broker retained by Manger pursuant to an Exclusive Agency Agreement. Subject to the limitation in the foregoing sentence, in connection with (a) all new leases for space in the Property (and the renewals of such new leases or the expansion of the premises demised pursuant to such new leases during the term of this Agreement) and (b) those instances set forth in paragraph (i) above where Manager shall be entitled to a Leasing Commission, Manager shall receive the following as a Leasing
Commission: (1) if a Co-Broker is entitled to a leasing commission, Manager shall be entitled to a Leasing Commission in an amount equal to 25% of a Standard Commission or (2) if no Co-Broker is involved in the transaction, Manager shall be entitled to a Leasing Commission equal to 50% of the Standard Commission. Manager, on behalf of Owner, shall pay all leasing commissions, fees, and commissions of the Co-Broker from the Bank Account.

                  (iv) Payment of Leasing Commissions. Leasing Commissions shall be due and payable to Manager as follows: Leasing Commission upon (1) with respect to a new lease, lease amendment, lease expansion or lease renewal (other than to evidence the exercise of a lease expansion or renewal option, which shall be governed by clause (2) of this sentence), 50% upon the execution and delivery of a final lease (or lease amendment) by Owner (or Manager) and tenant and 50% upon the taking of occupancy and the commencement of rent payments and (2) with respect to a lease expansion option or lease renewal option, the date such tenant exercises its option; provided, however, that if the tenant defaults prior to paying the first month's rent with respect to the expansion space (in the case of a lease expansion option) or the first month's rent with respect to the renewal period (in the case of a lease renewal option), (as the case may be) and the lease is terminated on account thereof, Manager shall refund 50% of the Leasing Commission paid with respect to such lease expansion option or lease renewal option.

                  (v) Commission After Termination. Manager shall not be entitled to a Leasing Commission respecting (a) a lease for space in the Property or (b) any renewal or expansion by a tenant, in each case occurring after termination of this Agreement. Notwithstanding the foregoing, Manager shall be entitled to a Leasing Commission for (x) any Leasing Commission accruing through the date of the termination of this Agreement which was not yet payable as of the date of the termination; or (y) all Prospective Tenants with whom Manager was in negotiation at the time of giving or receipt of such notice of termination, provided that within fifteen (15) days following notice of termination of this Agreement, Manager shall register with Owner in writing a list of all such Prospective Tenants and setting forth with respect to each such Prospective Tenant, the tenant's name and address, and the space(s) in the Property for which negotiations were then in progress, and further provided that, within a period of one hundred thirty-five (135) days after the effective date of termination, a lease with such prospective tenant for space in the Property was actually entered into. As used herein the term "Prospective Tenants" shall mean (i) prospective new tenants at the Property and (ii) existing tenants with whom Manager was negotiating for renewal of their leases and/or expansion of their premises and who agree to such renewal or expansion within such 135 day period.

                  (vi) Cancellation Provision. In leases containing a cancellation privilege on the part of the tenant, Owner shall pay to Manager a Leasing Commission in accordance with the provisions of Section IV(B)(iv) computed as if the lease term ended on the date when cancellation could first occur (the "Cancellation Date"), and, in the event of cancellation, no further Leasing Commission will be due. If the tenant does not exercise the cancellation privilege and remains as a tenant in the Property beyond the Cancellation Date, Owner shall pay the remainder of the Leasing Commission.

          V. Bank Account. Owner shall establish a bank account (the
"Bank Account") into which all funds collected by Manager for the benefit of each Owner under this Agreement shall, without exception, be deposited promptly by Manager. The Bank Account shall be in Owner's name, and Manager and Owner shall be authorized to deposit and withdraw moneys from the Bank Account in accordance with this Agreement. Owner and Manager shall maintain in the Bank Account the Property Level Reserves to permit the proper and timely performance by Manager of its obligations under this Agreement and to maintain the Operating Standard taking into account anticipated future revenues and expenses. To the extent required by law or provided in leases at the Property, Manager shall deposit any security deposits received by Manager in a separate bank account in the name of, and for the benefit of, Owner to be administered and applied by Manager on behalf of Owner in accordance with such leases and applicable law.

          VI. Hold Harmless

              (A) Owner agrees to (i) hold and save Manager free and harmless from any damages or injuries to persons or property by reason of any cause whatsoever either in and about the Property or elsewhere when Manager is carrying out the provisions of this Agreement or acting under the express or implied directions of Owner; (ii) reimburse Manager upon demand for any monies which Manager is required to pay out for any reason whatsoever, either in connection with, or as an expense in defense of, any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against Manager or Owner and Manager jointly or severally, affecting or due to the condition or use of the Property, or acts or omissions of employees of Owner, or arising out of or based upon any law, regulation, discriminatory practices (sexual or harassment), requirement, contract or award relating to the hours of employment, working conditions, wages and/or compensation of employees or former employees of Owner, or otherwise in connection with the ownership, operation, leasing, maintenance or status of the Property or the performance by Manager of its duties under this Agreement; and (iii) defend promptly and diligently, at Owner's sole expense, any claim, action or proceeding brought against Manager or Manager and Owner jointly or severally arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Manager from any judgment, loss or settlement on account thereof; provided, however that Owner shall have no obligation under (i)-(iii) hereof with respect to any matter for which it is finally determined that Manager is obligated to indemnify Owner under (B) below, although pending such a determination Owner shall advance the cost of defense subject to a right to recoup the same upon final determination that Manager is not entitled to indemnification hereunder. It is expressly understood and agreed that the foregoing provisions of this Section shall survive the termination of this Agreement, but this shall not be construed to mean that Owner's liability does not survive as to other provisions of this Agreement.

              (B) Manager shall indemnify and hold Owner harmless of, from and against any and all expenses, claims, damages, losses and liabilities caused or occasioned by or arising out of the fraud, gross negligence, willful or wanton misconduct of Manager or acts of Manager beyond the authority granted to Manager under this Agreement.

             VII. Representations, Warranties and Covenants of Manager. Manager hereby warrants and represents that Manager is a duly licensed real estate broker in the State where the Property is located. Manager further represents and warrants that it is in good standing and otherwise is qualified to do business in such jurisdiction, and has full power and authority to enter into this Agreement and carry out its obligations under this Agreement.

            VIII. Termination.

                 (A) During the term of this Agreement, including any renewal term, TIAA LLC on behalf of Owner may terminate this Agreement upon ten (10) Business Days' prior written notice to Manager if an OM Termination Event occurs pursuant to Section 7.02(c) of the Operating Agreement.

                 (B) In the event of a sale (including a sale by foreclosure or deed in lieu of foreclosure) of the Property, this Agreement shall automatically terminate with respect to such Property upon the consummation of such sale.

                 (C) Manager may terminate this Agreement at any time upon 45 days' prior written notice, which notice shall specify the effective date of termination.

                 (D) Upon termination:

                    (i) Manager shall have the right to remove from the Property, without compensation to Owner, any computer equipment and any proprietary software owned by Manager;

                   (ii) an escrow fund held by a bank, title insurance company or other escrow agent designated by Manager and reasonably acceptable to Owner ("Escrow Agent") in an amount reasonably acceptable to Manager and Owner shall be established from Gross Collections (or, if Gross Collections are not sufficient, with funds provided by Owner) to cover (a) any amounts which are due or shall become due to Manager, (b) any expenses which are required to be paid by Manager under the Management Agreement and (c) other pending or contingent claims, including those which arise after termination for causes arising during the term of this Agreement.

                  (iii) an escrow fund to be held by Escrow Agent in an amount reasonably acceptable to Manager and Owner shall be established from Gross Collections (or, if Gross Collections are not sufficient, with funds provided by Owner) to reimburse Manager for all costs and expenses incurred by Manager which arise out of the termination of employment of Manager's employees at the Property, such as reasonable severance pay, payments with respect to any pension plan, unemployment compensation or other employee liability costs; and

                  (iv) any signage which contains the word "Reckson" (or any initials or abbreviations thereof) or any trademark, tradename or logo identifying "Reckson", directly or indirectly, may be removed by Manager from the Property, provided that Manager shall repair any physical damage caused by such removal.

                 (E) Notwithstanding the termination of this Agreement under this Section VIII, Owner and Manager shall be liable for and shall be obligated to perform their respective duties or obligations under this Agreement up to and including the effective date of termination and Manager shall be entitled to compensation in accordance with this Agreement accruing through the date of termination, as well as any compensation which may be owed to Manager after the termination of this Agreement pursuant to this Agreement. Upon any such termination, Manager shall forthwith (i) deliver to Owner, as received, any funds due Owner under this Agreement but received after such termination, (ii) deliver to Owner all materials and supplies, and keys, leases, contracts and documents, and such other accounting, paper, correspondence, files and records pertaining to the Property or to this Agreement, (iii) assign to Owner, or to anyone designated by Owner without recourse, representation or warranty, such existing Contracts as Owner shall require, (iv) furnish to Owner, or to anyone designated by Owner, all such information, and take all such action as Owner shall require in order to effectuate a professional, orderly and systematic ending of Manager's duties and activities hereunder. Within ten (10) days after the effective date of any such termination, Manager shall deliver to Owner a Monthly Report for the period since the last Monthly Report, and within sixty (60) days after the effective date of any such termination, Manager shall deliver to Owner the Annual Report for the Fiscal Year or portion thereof ending on the effective date of termination. The provisions of this Section and Manager's and Owner's obligations hereunder, shall survive the termination of this Agreement.

          IX. Notices. All notices required or permitted by any party under this Agreement shall be in writing, and served upon any party by (A) personal delivery, (B) by United States mail, postage prepaid, by registered or certified mail, return receipt requested, (C) by telecopier with confirmation of receipt, confirmed in a writing by overnight courier sent on the same day in accordance with (D) below, or (D) by overnight courier, in each instance addressed to the respective parties at their respective addresses as set forth below:

     To Owner:







     with a copy to:     TIAA Tri-State LLC
                         c/o Teachers Insurance and Annuity Association/College
                         Retirement Equities Fund
                         730 Third Avenue
                         New York, New York 10017-3206
                         Attention:   Nicholas E. Stolatis
                         Telephone:   (212) 916-4479
                         Telecopier:  (212) 916-6306

     and a copy to:      TIAA Tri-State LLC
                         c/o Teachers Insurance and Annuity Association/College
                         Retirement Equities Fund
                         730 Third Avenue
                         New York, New York 10017-3206
                         Attention:   Chief Counsel-Mortgage and Real Estate Law
                         Telephone:   (212) 916-4479
                         Telecopier:  (212) 916-6306

     To Manager:         Reckson Management Group, Inc.
                         c/o Reckson Associates Realty Corp.
                         225 Broadhollow Road
                         Melville, New York 11747
                         Attention:   Jason Barnett, Esq.
                         Telephone:   (516) 694-6900
                         Telecopier:  (516) 622-6788

          Each notice, demand, request or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed, given, served or delivered at such time as it is received by the addressee upon presentation or at such times as delivery is attempted in the case of any change in address as to which notice was not given to the other party as required hereunder or in the case of a refusal to accept delivery. Counsel for each party may deliver notices on behalf of such party.

          X. No Joint Venture. Nothing herein shall be deemed or construed to create any partnership, joint venture or other form of joint enterprise between the parties hereto.

         XI. Agreement Not Assignable. This Agreement is personal in nature, and neither party may, without the express prior written consent of the other party, assign or transfer its rights hereunder, nor permit any assignee or transferee to assume its obligations hereunder. Without intending to limit the foregoing, each party is expressly prohibited from appointing sub-agents without the express prior written consent of the other party. Notwithstanding the foregoing, without Owner's consent, Manager may (A) assign its rights under this Agreement or (B) transfer its ownership interests, so long as in each case after such assignment or transfer, Manager remains an Special Affiliate of Reckson; provided however that an assignment of this Agreement to an entity which is not a Special Affiliate of Reckson or a transfer of the ownership interests in Manager which results in Manager not being a Special Affiliate of Reckson which Reckson deems reasonably necessary or desirable in order for Reckson Associates (as defined in the Operating Agreement) to maintain its tax status as a REIT, shall be permitted, so long as the Senior Management of Reckson remains actively involved in the management of the assignee or transferee.

        XII. Entire Agreement and Binding Effect. This Agreement shall constitute the entire agreement between the parties hereto and no modification or amendment thereof shall be effective unless made by supplemental agreement in writing, executed by both of the parties hereto. This Agreement shall be binding, upon and shall inure to the benefit of the parties hereto, and, to the extent assignment does not violate the provisions of Section XII hereof, upon their respective successors and assigns.

        XIII. New York Law. This Agreement is made under and shall be governed by the laws of the State of New York without giving effect to principles of conflict of laws. Any court of competent jurisdiction within the State of New York shall be the proper forum for bringing an action to enforce or construe the provisions of this Agreement. If any court of competent jurisdiction is unable to construe any provision of this Agreement or holds any part thereof to be invalid, such holding, shall in no way affect the validity of the remainder of this Agreement.

         XIV. Attorneys' Fees. In the event of any action between Manager and Owner seeking enforcement of any of the terms and conditions of this Agreement, or in connection with the Property, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, including reasonable attorneys' fees.

          XV. Authority. Subject to the limitations set forth in this Agreement, Manager may enter into and execute any agreement or agreements (other than leases, lease amendments, renewals, modifications, terminations or surrenders which shall be entered into and executed only by Owner) and any other instruments or documents and take all actions consistent with the Operating Standard and the Business Plan, for, and on, Owner's behalf as shall be necessary to carry out the intent and purposes of this Agreement. All actions taken by Manager on behalf of Owner shall be binding on Owner and all third parties shall be entitled to rely on any document signed, or actions taken, by Manager to be the action or obligation of Owner. So long as Reckson is the Operating Member under the Operating Agreement, every act of Manager which requires Owner's consent and does not specifically require TIAA LLC's consent shall be deemed consented to by Owner to the extent the Operating Member is entitled to act without the Non-Operating Member's consent under the Operating Agreement. So long as Reckson is the Operating Member under the Operating Agreement, every act of Manager which requires notice to Owner and does not specifically require notice to TIAA LLC shall be deemed given to Owner.

         XVI. Signage. Manager may, subject to Owner's prior consent, place on the Property such signage as Manager deems to be consistent with the Operating Standard, provided that such signage shall not refer to Manager or its Affiliates as the owner of the Property.

        XVII. Independent Contractor. Manager understands and agrees that its relationship to Owner is that of independent contractor and that it will not represent to anyone that its relationship to owner is other than that of independent contractor.

        XVIII. Books and Records. Manager will cooperate with Owner to coordinate a download from IBS to Timberline for the maintenance of parallel books by the Members.

          XIX. Arbitration

          (A) Any dispute under Section IV(A)(i) or (ii) of this Agreement shall be finally settled by arbitration in accordance with CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration, except as modified herein. The place of arbitration shall be New York, New York. Either Party may commence arbitration by addressing to the other party a notice of arbitration. Within 5 days after receipt of the notice of arbitration, the Respondent shall deliver to the Claimant a notice of defense. In the event Respondent does not deliver such a notice, all claims set forth in the demand shall be deemed denied.

          (B) The arbitration shall be conducted by a sole arbitrator jointly appointed by the parties within 10 days of receipt by the Respondent of the notice of arbitration. If the parties have not jointly appointed an arbitrator by that time, either party may request the CPR to appoint the sole arbitrator, and the CPR shall endeavor to make the appointment within 5 days of that request, provided, however, that its failure to meet that deadline shall in no way impair the effectiveness of the appointment. The CPR shall endeavor to appoint as arbitrator a person with substantial experience in the real estate business, but the appointee's qualifications or lack of qualifications in this respect shall under no circumstances impair the effectiveness of the appointment or provide cause for challenge. The CPR shall have no obligation to follow the procedures set forth in Rule 6, but shall instead appoint a person whom it deems qualified to serve.

          (C) The arbitrator shall have authority to take all steps necessary and appropriate in order to hold a hearing within 40 days of his or her appointment and to render an award within 5 days thereafter. The arbitrator shall have full discretion to set the procedure or modify the Rules in any way he or she deems necessary in order to meet those deadlines. Provided, however, that failure to meet those deadlines shall in no way affect the validity or effectiveness of the award.

          (D) In each arbitration, the arbitrator shall only determine the disputed amount of the Management Fee under Section IV(A)(i) of this Agreement or the disputed amount of any reduction in the Management Fee under
Section IV(A)(ii) of this Agreement. The arbitrator shall have no authority to award damages beyond the disputed amount in Section IV(A)(ii). The parties expressly waive their right to seek any such damages.

          (E) The arbitration and this clause shall be governed by Title 9 (Arbitration) of the United States Code, the decision of the arbitration shall be final and judgment on the award may be entered by any court of competent jurisdiction. The parties herewith consent to jurisdiction in the federal and state courts located in the county of New York, New York, for the purpose of enforcing the award.

          (F) Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of relating to this Agreement, unless to do so would be impossible or impracticable under the circumstances.

         IN WITNESS WHEREOF, Owner and Manager have each caused their duly authorized officers to execute this Agreement as of the day and year first written above.
                                OWNER


                                    By:________________________________
                                       Name:
                                       Title:

                                    MANAGER

                                    RECKSON MANAGEMENT GROUP, INC.

                                    By:________________________________
                                       Name:   Jason Barnett
                                       Title:  Executive Vice President

                   PROPERTY MANAGEMENT AND LEASING AGREEMENT

                                    BETWEEN

                                ______________

                                      AND

            RECKSON MANAGEMENT GROUP, INC., A NEW YORK CORPORATION

                               TABLE OF CONTENTS


RECITALS.......................................................................................................1

AGREEMENT......................................................................................................2

         I.       Appointment..................................................................................2
         II.      Term.........................................................................................2
         III.     Services To Be Performed By Manager..........................................................2
                  (A)   Collecting Rents and Enforcing Obligations.............................................2
                  (B)   Paying Expenses........................................................................3
                        (i)      Power to Disburse.............................................................3
                        (ii)     Limitation on Disbursements...................................................3
                        (iii)    No Obligation to Advance......................................................4
                        (iv)     Remainder Remitted to Owner...................................................4
                        (v)      Excluded Expenses.............................................................4
                  (C)   Property Management/Leasing Office.....................................................5
                  (D)   Preparing the Business Plan............................................................6
                  (E)   Making Contracts for the Property......................................................9
                  (F)   Maintaining the Property..............................................................11
                  (G)   Maintaining Insurance.................................................................11
                  (H)   Employing Personnel...................................................................13
                  (I)   Employing Counsel and Other Professionals.............................................14
                  (J)   Miscellaneous.........................................................................14
                        (i)      Records......................................................................14
                        (ii)     Tenant Complaints............................................................14
                        (iii)    Inspections..................................................................15
                        (iv)     Personnel Returns Required by Law............................................15
                        (v)      Compliance with Legal Requirements; Contracts................................15
                  (K)   Renting the Property..................................................................16
                        (i)      Enlisting Cooperating Brokers................................................16
                        (ii)     Advertising the Property.....................................................16
                        (iii)    Referrals; Negotiating.......................................................16
         IV.      Compensation................................................................................17
                  (A)   Management Fee........................................................................17
                  (B)   Leasing Commissions...................................................................18
                        (i)      Existing Leases..............................................................18
                        (ii)     Space Occupied by Owner and by Agent.........................................19
                        (iii)    New Leases and Expansions....................................................19
                        (v)      Commission After Termination.................................................20
                        (vi)     Cancellation Provision.......................................................20
         V.       Bank Account................................................................................21
         VI.      Hold Harmless...............................................................................21
         VII.     Representations, Warranties and Covenants of Manager........................................22
         VIII.    Termination.................................................................................23
         IX.      Notices.....................................................................................25
         X.       No Joint Venture............................................................................26
         XI.      Agreement Not Assignable....................................................................26
         XII.     Entire Agreement and Binding Effect.........................................................27
         XIII.    New York Law................................................................................27
         XIV.     Attorneys' Fees.............................................................................27
         XV.      Authority...................................................................................27
         XVI.     Signage.....................................................................................28
         XVII.    Independent Contractor......................................................................28
         XVIII.   Books and Records...........................................................................28
         XIX.     Arbitration.................................................................................28


EXHIBIT A         OPERATION SPACE AT PROPERTY................................................................A-1
EXHIBIT B         BUSINESS PLAN..............................................................................B-1
EXHIBIT C         MONTHLY REPORT FORMAT......................................................................C-1
EXHIBIT D         QUARTERLY REPORT FORMAT....................................................................D-1
EXHIBIT E         EXISTING CONTRACTS.........................................................................E-1
EXHIBIT F         CURRENT INSURANCE COVERAGES................................................................F-1
EXHIBIT G         COMMISSION SCHEDULE........................................................................G-1
EXHIBIT H         EXISTING LEASES............................................................................H-1



                            INDEX OF DEFINED TERMS

                  Unless otherwise specified references to Articles of Sections are to articles and sections of this Agreement. Unless the context otherwise specifies or requires, capitalized terms used herein shall apply equally to both the singular and the plural forms of such capitalized terms and shall have the following respective meanings:

                  A&E Project:  As defined in Section III(E)(ii)(b).

                  A&E Services:  As defined in Section III(E)(ii)(b).

                  Adjusted Net Ordinary Cash Flow: As defined in Article I of the Operating Agreement.

                  Annual Report: Means the financial report of the LLC prepared by the Operating Member and delivered to the Non-Operating Member within 90 days after the end of each Fiscal Year in accordance with Section
8.04 of the Operating Agreement.

                  Bank Account:  As defined in Section V.

                  Budgets:  As defined in Section III(D)(i).

                  Building Manager:  As defined in Section III(B)(iv)(a)

                  Business Day: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States and any other day on which banks in the State of New York are required or permitted to be closed shall not be regarded as a business day.

                  Business Plan:  As defined in Section III(D)(i)

                  Cancellation Date:  As defined in Section IV(B)(vi).

                  Capital Budget:  As defined in Section III(D)(i).

                  CM Fee:  As defined in Section III(E)(ii)(a).

                  CM Service:  As defined in Section III(E)(ii)(a).

                  Co-Brokers:  As defined in Section III(K)(i).

                  Construction Project:  As defined in Section III(E)(ii)(a).

                  Contract:  As defined in Section III(E)(i).

                  CPI: Means the Consumer Price Index for All Urban Consumers (CPI-U), All Items, applicable to the N.Y.-Northeastern N.J. area (1982-84 =
100) for urban wage earners and clerical workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics. If such Consumer Price Index is discontinued or otherwise revised during the term of this Agreement, the Consumer Price Index for All Urban Consumers (CPI-U), All Items, U.S. City Average (1982-84 = 100) for urban wage earners and clerical workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, shall be used, and if such national index is discontinued or otherwise revised during the term of this Agreement, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised.

                  CPI Increase: As of any date during the term of this Agreement (such date, the "Determination date"), the percent of increase, if any, in the CPI for the month in which the applicable Determination Date occurs over the CPI for September, 2000. The parties agree that if such percentage increase is not an even multiple of 10%, such percentage shall be reduced to the next lowest even multiple of 10%.

                  Emergency Project:  As defined in Section III(E)(ii)(b).

                  Escrow Agent:  As defined in Section VIII(D)(ii).

                  Exclusive Agency Agreement:  As defined in Section III(K)(i).

                  Exclusive Broker:  As defined in Section III(K)(i).

                  Existing Contracts:  As defined in Section III(E)(i).

                  Existing Lease:  As defined in Section IV(B)(i).

                  Final Plan:  As defined in Section III(D)(i).

                  Fiscal Year:  As defined in Section III.

                  Gross Collections: Means all amounts actually collected by Manager as rents or additional rent or other charges in connection with the use and occupancy of the Property, but shall exclude: (i) income derived from interest on investments or otherwise; (ii) proceeds of claims on account of insurance policies (except for business interruption or rental insurance);
(iii) abatement or refund of taxes; (iv) awards arising out of takings by eminent domain; (v) discounts and dividends on insurance policies; (vi) payments made by tenants for amortization of the cost of above-standard tenant improvements paid for by Owner, which payments are separately identified in the lease and are not included in the base rent thereunder; (vii) all purchase discounts, concessions, rebates and allowances; and (viii) security deposits unless applied.

                  Lease: Any lease, license or other agreement now or hereafter entered into which permits the use and occupancy of any portion of any Property.

                  Leasing Commission:  As defined in Section IV(B).

                  Leasing Guidelines:  As defined in Section III(D)(i).

                  LLC Expenses:  As defined in Section III.

                  Management Agreements: At any time, collectively, this Agreement and each other Management Agreement (as defined in Article I of the Operating Agreement) then in effect for the Properties.

                  Management Fee:  As defined in Section IV(A).

                  Management Fees: At any time, the aggregate of the "Management Fee" payable to Manager under the Management Agreements then in effect for all of the Properties.

                  Manager:  As defined in the first paragraph of this Agreement.

                  Members:  As defined in the recitals to this Agreement.

                  Monthly Report:  As defined in Section III(D)(iii).

                  Necessary Expense: Means expenses required to provide necessary services for the Property and to operate and maintain the level and quality of services for the Property provided as of the date hereof, plus (without duplication) (i) any amounts required to comply with (A) all applicable Legal Requirements, (B) obligations under Leases other than the general obligation to maintain the applicable property in a first class manner and (C) other contractual obligations to third parties; (ii) utility charges, ground rent, amounts payable to Manager under this Agreement, wages and benefits to employees and insurance premiums; and (iii) amounts necessary to avoid imminent danger to life or property.

                  Net Ordinary Cash Flow: As defined in Article I of the Operating Agreement.

                  Non-Operating Member: Means TIAA LLC and any party succeeding to TIAA LLC's membership interest in the LLC.

                  OM Termination Event: As defined in Section 7.02(c) of the Operating Agreement.

                  Operating Agreement: As defined in the recitals to this Agreement.

                  Operating Budget:  As defined in Section III(D)(i)

                  Operating Member: Means Reckson and any party succeeding to the Reckson's membership interest in the LLC pursuant to the provisions of the Operating Agreement.

                  Operating Standard:  As defined in Section I.

                  Owner:  As defined in the recitals to this Agreement.

                  Person: Any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate or other entity or organization.

                  Personal Property:  As defined in Section III(E)(i).

                  Property:  As defined in the recitals to this Agreement.

                  Property:  As defined in the Operating Agreement.

                  Properties: As defined in Article I of the Operating
Agreement.

                  Property Owners: As defined in Article I of the Operating Agreement.

                  Property Level Reserves:  As defined in Section III(B)(iv).

                  Prospective Tenant:  As defined in Section IV(B)(v).

                  Proposed Plan:  As defined in Section III(D)(i).

                  Qualified A&E Bidder:  As defined in Section III(E)(ii)(b).

                  Qualified Bidder:  As defined in Section III(E)(ii)(b).

                  Quarterly Report:  As defined in Section III(D)(iii).

                  RCG:  As defined in Section III(E)(ii)(a).

                  Reckson:  As defined in the recitals to this Agreement.

                  Reckson Associates: As defined in Article I of the Operating Agreement.

                  REIT:  Means a Real Estate Investment Trust.

                  Revised Plans:  As defined in Section III(D)(i).

                  Special Affiliate: As defined in Article I of the Operating Agreement.

                  Standard Commission:  As defined in Section III(K)(i).

                  Successful Contractor:  As defined in Section III(E)(ii)(b).

                  Taxes: Means all sales, payroll, real estate, personal property, occupancy and other exercise, property, privilege or other taxes and assessments imposed upon the Property, the LLC (with respect to the Property) or Owner.

                  TIAA LLC:  As defined in the recitals to this Agreement.

                  Total Project Cost:  As defined in Section III(E)(ii)(a).